UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2006 (July 27, 2006)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

830 Crescent Centre Drive, Suite 300
Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 27, 2006, Delek US Holdings, Inc. (the “Company”) borrowed the principal amount of $30,000,000 from Bank Leumi USA under the terms of a promissory note (the “Note”). The Note bears interest at the rate of LIBOR (for 1, 3 or 6 months at the Company’s option) plus two percent (2%) per year, which is generally due and payable on the last day of the applicable interest period. The entire principal and accrued and unpaid interest is due upon maturity on July 27, 2009.
     On July 31, 2006, the Company’s wholly-owned subsidiary, Delek Marketing & Supply, LP (“Delek Marketing”), entered into a $50,000,000 revolving credit facility with Fifth Third Bank as administrative agent (the “Fifth Third Revolver”). The Fifth Third Revolver matures on July 30, 2007, and bears interest based on predetermined pricing grids that allow the Company to choose between a “Base Rate” or “Eurodollar” loan. Interest is payable quarterly for Base Rate loans and for the applicable interest period on Eurodollar loans. The Fifth Third Revolver is guaranteed by the Company and the Company’s subsidiary partners of Delek Marketing, and is secured by all assets of Delek Marketing.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On July 31, 2006, the Company and Delek Marketing completed the previously announced purchase of a variety of assets related to the oil refining and marketing businesses of Pride Companies, L.P., Pride Refining, Inc., Pride Marketing LLC, and Pride Products (collectively the “Pride Companies”) for a cash purchase price of approximately $54.4 million (excluding inventory). The purchase price was funded through a combination of debt from the Note and the Fifth Third Revolver and the net proceeds of the Company’s recent initial public offering. The purchased assets include, among other things, two refined petroleum product terminals located in Abilene and San Angelo, Texas; seven pipelines of approximately 114 miles in length primarily between the terminals which also serve Dyess Air Force Base; storage tanks with a total shell capacity of more than 1,000,000 barrels; idle oil refinery equipment near the Abilene terminal, including a crude oil unit, a vacuum unit, a Nash unit and other refinery equipment; and the Pride Companies’ rights under existing supply contracts for up to 27,350 barrels per day.
Item 8.01 Other Events.
     On August 1, 2006, in connection with the above-described events, the Company issued the press release attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
     Not applicable.
(b) Pro forma financial information.
     Not applicable.
(c) Shell company transactions.
     Not applicable.
(d) Exhibits.

99.1	Press release of Delek US Holdings, Inc., issued on August 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2006	DELEK US HOLDINGS, INC.
	By:	/s/ EDWARD MORGAN
		Name:	Edward Morgan
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Delek US Holdings, Inc., issued on August 1, 2006.